CUSIP No.
192108108

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13G need be filed by each of the undersigned with respect to the ownership by each of the undersigned of shares of common stock of Coeur d’Alene Mines Corporation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: January 26, 2004
LANGLEY PARTNERS, L.P.

By: Langley Capital, LLC as General Partner

By: /s/ Jeffrey Thorp

Name:Jeffrey Thorp
Title: Member and Manager

LANGLEY MANAGEMENT, LLC

By: /s/ Jeffrey Thorp

Name: Jeffrey Thorp
Title: Member and Manager

LANGLEY CAPITAL, LLC

By: /s/ Jeffrey Thorp

Name: Jeffrey Thorp
Title: Member and Manager

JEFFREY THORP

/s/ Jeffrey Thorp

Jeffrey Thorp, an individual

JEFFREY THORP IRA, BEAR STEARNS SECURITIES
CORP. AS CUSTODIAN

/s/ Jeffrey Thorp

Jeffrey Thorp, an individual